UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 19, 2026

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42447	55-0865043
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2929 East Commercial Boulevard
Ft. Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	OPHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2026, OptimumBank Holding Company, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors and qualified institutional buyers (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold and issued $35.0 million in aggregate principal amount of its 7.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Company issued the Notes at a price equal to 100% of their face amount. The Company intends to use its net proceeds from the sale of the Notes for general corporate purposes.

The Notes have a stated maturity of September 1, 2036. The Company, at its option, may redeem the Notes, in whole or in part, on or after September 1, 2031, and at any time upon the occurrences of certain events. The Notes will bear interest at a fixed rate of 7.50% per year, from and including August 19, 2026 to, but excluding, September 1, 2031, or earlier redemption date. From and including September 1, 2031 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an annual interest rate equal to the then current three-month term secured overnight financing rate (“SOFR”), plus 340 basis points. As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The Company offered and sold the Notes in a private placement in reliance on exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

At the same time as the Company entered into the Purchase Agreement and issued the Notes, the Company entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”). Under certain circumstances, the Company may register the Notes using different methods of registration. If the Company fails to meet its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The Company issued the Notes under an Indenture, also dated August 19, 2026 (the “Indenture”), by and between the Company and UMB Bank, National Association, as trustee (the “Trustee”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The Note holders have no right to require redemption of the Notes. Prior to September 1, 2031, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture. On or after September 1, 2031, the Company may redeem the Notes, in whole or in part, at its option, at times and upon notice as required by the Notes. Any redemption by the Company must be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to, but excluding, the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The forms of the Purchase Agreement, the Registration Rights Agreement, the Indenture, and the Notes are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

In connection with the offering of the Notes, the Company issued an investor presentation to potential Holders on a confidential basis, a copy of which is furnished as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
4.1	Indenture, dated August 19, 2026, by and between OptimumBank Holding Company and UMB Bank, National Association	*

4.2	Forms of 7.50% Fixed-to-Floating Rate Subordinated Note due 2036 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1)	*

10.1	Form of Subordinated Note Purchase Agreement, dated August 19, 2026, by and among OptimumBank Holding Company and the Purchasers	*

10.2	Form of Registration Rights Agreement, dated August 19, 2206, by and among OptimumBank Holding Company and the Purchasers	*

99.1	Investor Presentation	*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

Date:	August 19, 2026

By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman of the Board of Directors